UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 22, 2006

                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                   001-11001                   06-0619596
         --------                   ---------                 --------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   File Number)             Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
              (Registrant's Telephone Number, Including Area Code)

                           No Change Since Last Report
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written  communications pursuant to Rule  425 under the Securities  Act (17
     CFR 230.425)

[  ] Soliciting material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
               ------------------------------------------

               (a) The information set forth in response to Item 9.01 (d) is incorporated herein by reference.

               (b) On February 22, 2006, the Compensation Committee (the "Committee") of Citizens Communications Company (the "Company") approved the performance criteria for the Company's equity incentive plan grants (the "Plan") for fiscal year 2006. The Plan assigns certain target amounts of incentive compensation for each career band for full time employees eligible to participate in the Plan.

               The Committee determined that the restricted share awards to executive and non-executive employees under the Plan would be based upon the achievement of specific goals that relate to the Company's revenue, EBITDA and free cash flow.

               The actual restricted share awards for fiscal year 2006 (if any) will vary depending on individual performance.


Item 9.01.     Financial Statements and Exhibits
               ---------------------------------

               (d)      Exhibits

               10.1     Information Concerning Executive Compensation.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CITIZENS COMMUNICATIONS COMPANY


Date:  February 28, 2006                 By: /s/ Robert J. Larson
                                            -----------------------------
                                            Robert J. Larson
                                            Senior Vice President and
                                            Chief Accounting Officer